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                                                                    Exhibit 1(b)


                         ESTABLISHMENT OF NEW SUB-TRUST
                      AMENDMENT TO MASTER TRUST AGREEMENT


AMENDMENT NO. 2 to the Amended Master Trust Agreement dated July 11, 1996 (referred to herein as the "Agreement"), adopted the 8TH day of February 1999, by the Trustees under such Agreement, and effective upon the certification and filing of this Amendment as provided herein.

                                   WITNESSETH


     WHEREAS, pursuant to the Agreement, the Trustees have established and designated five- sub-trusts; and


     WHEREAS, the Trustees have the authority, without shareholder approval, under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the sub-trusts;


     WHEREAS, the Trustees hereby desire to establish and designate one new sub-trust and to fix the rights and preferences of the shares thereof.



Establishment and Designation of Sub-Trust.







Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trusts, and without effecting rights and preferences of the five existing sub-trusts, the trustees hereby establish and designate one new sub-trust to be named the "Real Estate Securities Fund." The shares of the new Fund shall have all the relative rights and preferences granted by the Agreement to the existing sub-trusts including those listed in Section 4.2 of the Agreement.


The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provision of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.



/s/ Lynn L. Anderson                   /s/ Eleanor W. Palmer
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Lynn L. Anderson                       Eleanor W. Palmer



/s/Paul E. Anderson                    /s/ Lee C. Gingrich
---------------------------            ---------------------
Paul E. Anderson                       Lee C. Gingrich










/s/Paul Anton                          /s/ William E. Baxter
---------------------------            ---------------------
Paul Anton                             William E. Baxter.